As filed with the Securities and Exchange Commission on February 28, 1997


                                                      1940 Act File No. 811-1003





                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM N-1A


                          REGISTRATION STATEMENT UNDER
                    THE INVESTMENT COMPANY ACT OF 1940      [ X ]


                             Amendment No. 21               [ X ]


                           DIVERSIFICATION FUND, INC.
               (Exact Name of Registrant as Specified in Charter)


                 24 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
                    (Address of Principal Executive Offices)


                                 (617) 482-8260
               (Registrant's Telephone Number including Area Code)





                                 Alan R. Dynner

                24 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
                     (Name and address of agent for service)

     Throughout this Registration Statement, information concerning Tax-Managed Growth Portfolio (the "Portfolio") (File No. 811-7409) is incorporated by reference from Amendment No. 33 to the Registration Statement of Eaton Vance Mutual Funds Trust (File No. 2-90946 under the Securities Act of 1933 (the "1933 Act")) (the "Amendment"), which was filed electronically with the Securities and Exchange Commission on January 30, 1997 (Accession No. 0000950156-97-000105). The Amendment contains the prospectus and statement of additional information ("SAI") of EV Marathon Tax-Managed Growth Fund (the "Feeder Fund"), which invests substantially all of its assets in the Portfolio.


                                     PART A


     Responses to Items 1 through 3 and 5A have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4. GENERAL DESCRIPTION OF REGISTRANT

     (a) (i) The Registrant is an open-end diversified management investment company organized on November 21, 1960, as a Massachusetts Corporation.

     (ii) The investment objective of the Registrant is to achieve long-term, after-tax returns for its shareholders through investing in a diversified portfolio of equity securities. This objective is nonfundamental but the Directors intend to submit any proposed change which would be material to shareholders for approval.


     Prior to June 1, 1996, the Registrant invested directly in a portfolio of securities. Information provided herein for prior periods reflects this investment practice. Commencing on June 1, 1996, the Registrant seeks to achieve its investment objective by investing in the Portfolio. Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices from "The Registrant's Investment Objective" and "Investment Policies and Risks" in the Feeder Fund prospectus.


Item 5.  MANAGEMENT OF THE REGISTRANT

     (a) The Board of Directors has overall responsibility for management of the Registrant.


     (b),  (c)  and  (g)  Registrant   incorporates  by  reference   information
concerning the Portfolio's management from "Management of the Registrant and the Portfolio" in the Feeder Fund prospectus.


     (d) Eaton Vance Management ("Eaton Vance" or the "Administrator") acts as Administrator of the Registrant, but currently receives no compensation for providing administrative services to the Registrant. Under its agreement with the Registrant, Eaton Vance has been engaged to administer the Registrant's affairs, subject to the supervision of the Board of Directors, and shall furnish for the use of the Registrant office space and all necessary office facilities, equipment and personnel for administering the affairs of the Registrant.

     (e) The transfer and dividend disbursing agent is First Data Investor Services Group, P.O. Box 5123, Westborough, MA 01581-5123 (the "Transfer Agent").


     (f) The Registrant's ratio of expenses to average net assets for the period ended October 31, 1996 was 0.74%, annualized.


     (g) Not applicable

Item 6.  CAPITAL STOCK AND OTHER SECURITIES


     (a)(i), (ii) and (iii) The Registrant has one class of stock, consisting of shares of common stock, par value $1.00 per share, all having equal voting rights. All shares participate equally in earnings, dividends and assets. Shares of the Registrant are fully paid, nonassessable and fully transferable and have no pre-emptive or conversion rights.

     Registrant incorporates by reference information concerning interests in the Portfolio from "Organization of the Registrant and the Portfolio" in the Feeder Fund prospectus.


     (b) Not applicable

     (c) Not applicable

     (d) Not applicable

     (e) Shareholder inquiries should be forwarded to the Registrant's office at 24 Federal Street, Boston, Massachusetts 02110.

     (f) Distributions from net investment income are paid at least quarterly. These distributions are paid in shares of the Registrant computed at net asset value, subject to an option to each shareholder to elect to be paid in cash. Net realized long-term capital gains are retained by the Registrant as described below.

     (g)(i) Since the Registrant intends to distribute substantially all of its net investment income to shareholders, it is not expected that the Registrant will be required to pay any federal income taxes on such income. However, shareholders of the Registrant normally will have to pay federal income taxes and any state or local taxes, on distributions from investment income.

     (ii) Since the Registrant retains any net realized long-term capital gain and pays the federal tax thereon, shareholders include in their personal federal income tax return their proportionate share of such gains (as allocated by the Portfolio to the Registrant), take a credit for the payment of taxes thereon and increase the tax cost basis of their shares by an amount equal to such gains less the taxes paid. The Registrant provides each shareholder with information regarding the shareholder's federal income tax treatment of any undistributed realized long-term capital gain retained by the Registrant.

     (iii) After the end of each calendar year, each shareholder receives information for tax purposes regarding the distributions paid during the year and the amount of any distributions eligible for the dividends received deduction for corporations.

     (iv) Registrant incorporates by reference information concerning the tax consequences of certain of the Portfolio's tax consequences from "Distribution and Taxes" in the Feeder Fund's prospectus.

     (h) The Directors of the Registrant have considered the advantages and disadvantages of investing the assets of the Registrant in the Portfolio, as well as the advantages and disadvantages of the two-tier format. Such investment affords the potential for economies of scale for the Registrant and may over time result in lower expenses. In addition to selling an interest to the Registrant, the Portfolio may sell interests to other affiliated and non-affiliated mutual funds or institutional investors. Such investors may have different fees than the Registrant, but will invest in the Portfolio on the same terms and conditions and will pay a proportionate share of the Portfolio's expenses. Information regarding other investors in the Portfolio may be obtained by contacting Eaton Vance Distributors, Inc., 24 Federal Street, Boston, MA 02110 (617) 482-8260. Whenever the Registrant as an investor in the Portfolio is requested to vote on matters pertaining to the Portfolio (other than the termination of the Portfolio's business, which may be determined by the Trustees of the Portfolio without investor approval), the Registrant will hold a meeting of Fund shareholders and will vote its interest in the Portfolio for or against such matters proportionately to the instructions to vote for or against such matters received from the Registrant's shareholders. The Registrant shall vote shares for which it receives no voting instructions in the same proportion as the shares for which it receives voting instructions. Other investors in the Portfolio may alone or collectively acquire sufficient voting interests in the Portfolio to control matters relating to the operation of the Portfolio, which may require the Registrant to withdraw its investment in the Portfolio or take other appropriate action.

     The Registrant may withdraw (completely redeem) all its assets from the Portfolio at any time if the Board of Directors of the Registrant determines that it is in the best interest of the Registrant to do so. In the event the Registrant withdraws all of its assets from the Portfolio, or the Board of Directors of the Registrant determines that the investment objective of the Portfolio is no longer consistent with the investment objective of the Registrant, such Directors would consider what action might be taken, including investing the assets of the Registrant in another pooled investment entity or retaining an investment adviser to manage the Registrant's assets in accordance with its investment objective. The Registrant's investment performance may be affected by a withdrawal of all its assets from the Portfolio.

Item 7.  PURCHASE OF SECURITIES BEING OFFERED

     (a), (c) - (g) Registrant does not offer its shares for sale.

     (b) The Registrant values its shares once on each day the New York Stock Exchange (the "Exchange") is open for trading, as of the close of regular trading on the Exchange (normally 4:00 p.m. New York time). The Registrant's net asset value per share is determined by its custodian, Investors Bank & Trust Company ("IBT"), (as agent for the Registrant) in the manner authorized by the Directors of the Trust. Net asset value is computed by dividing the value of the Registrant's total assets, less its liabilities, by the number of shares outstanding. Because the Registrant invests its assets in an interest in the Portfolio, the Registrant's net asset value will reflect the value of its interest in the Portfolio (which, in turn, reflects the underlying value of the Portfolio's assets and liabilities).

     Registrant incorporates by reference information concerning the computation of net asset value and valuation of Portfolio assets from "Valuing Registrant Shares" in the Feeder Fund prospectus. For further information, see Item 19 of Part B.


Item 8.  REDEMPTION OR REPURCHASE OF REGISTRANT'S SHARES

     A shareholder has the right to redeem fund shares by delivering to the Transfer Agent during its business hours a written request in good order plus any share certificates, or stock powers if no certificates have been issued. Redemption will be made at the net asset value next computed after such delivery. Good order means that all relevant documents must be endorsed by the record owner(s) exactly as the shares are registered and the signature(s) must be guaranteed by a member of either the Securities Transfer Association's STAMP program or the New York Stock Exchange's Medallion Signature Program, or certain banks, savings and loan institutions, credit unions, securities dealers, securities exchanges, clearing agencies and registered securities associations as required by a regulation of the Securities and Exchange Commission (the "Commission") acceptable to the Transfer Agent. In addition, in some cases, good order may require the furnishing of additional documentation if shares are registered in the name of a corporation, partnership or fiduciary. Payment will be made within seven days of the receipt of the aforementioned documents.

     In addition to the redemption of shares in the manner described above, the Registrant, for the convenience of its shareholders, has authorized Eaton Vance to act as its agent in the repurchase of fund shares. Eaton Vance will normally accept orders to repurchase shares by wire or telephone from investment dealers for their customers at the net asset value next computed after receipt of the order by the dealer if such order is received by Eaton Vance prior to its close of business that day. It is the dealer's responsibility to transmit promptly the repurchase order to Eaton Vance. These repurchase arrangements do not involve a charge to the shareholder by either the Registrant or its agent; however, investment dealers may make a charge to the shareholder. Payment will be made within seven days of the receipt of an order to repurchase provided that the certificates, or a stock power if no certificates have been issued, have been delivered to the Transfer Agent in good order as described above.

     The Registrant reserves the right to pay the redemption or repurchase price of shares in whole or in part by a distribution of portfolio securities in lieu of cash if, in the opinion of management, it seems advisable to do so; normally, when the redemption or repurchase price equals or exceeds $2,500 portfolio securities will be used by the Registrant. Any portfolio securities so distributed will be valued at the figure at which they were appraised in computing the net asset value of Registrant's shares. If the portfolio securities so distributed are sold by the redeeming shareholder he will incur brokerage commissions or other transaction costs in connection with such sale.

     The right to redeem shares of the Registrant can be suspended and the payment of the redemption price deferred when the Exchange is closed (other than for customary weekend and holiday closings), during periods when trading on the Exchange is restricted as determined by the Commission, or during any emergency as determined by the Commission which makes it impracticable for the Portfolio or the Registrant to dispose of its securities or value its assets, or during any other period permitted by order of the Commission for the protection of investors.

Item 9.  PENDING LEGAL PROCEEDING

     Not applicable

                                     PART B


Item 10. COVER PAGE

     Not applicable

Item 11. TABLE OF CONTENTS

     Not applicable

Item 12. GENERAL INFORMATION AND HISTORY

     Up to May 31, 1996, the Registrant invested in a portfolio of securities. Since then, it has invested its assets in the Portfolio.

Item 13. INVESTMENT OBJECTIVES AND POLICIES


     Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Additional Information about Investment Policies" and "Investment Restrictions" in Part I of the Feeder Registrant SAI. The Registrant is subject to the same investment restrictions as the Portfolio. The Portfolio's portfolio turnover rate for the period from the start of business December 31, 1995 to October 31, 1996 was 6%. The Registrant's portfolio turnover rate for its fiscal year ended May 31, 1996 was 13%.


     (d) Not applicable

Item 14. MANAGEMENT OF THE REGISTRANT


     Registrant incorporates by reference additional information concerning the management of the Portfolio from "Trustees and Officers" in the Feeder Fund SAI. Persons serving as officers and Trustees of the Portfolio hold the same positions with the Registrant and the Board of Trustees of Registrant has the same committees with the same composition as the committees of the Portfolio's Board.

     (c) The fees and expenses of those Directors of the Registrant and Trustees of the Portfolio who are not members of the Eaton Vance organization (noninterested Directors/Trustees) are paid by the Registrant and the Portfolio, respectively. (The Directors of the Registrant and Trustees of the Portfolio who are members of the Eaton Vance organization receive no compensation from the Registrant or the Portfolio.) For the twelve months ended October 31, 1996, the noninterested Directors of the Registrant and Trustees of the Portfolio earned the following compensation in their capacities as Directors and/or Directors from the funds in the Eaton Vance fund complex(1):

                                                              Total Compensation
                           Aggregate           Aggregate       from Registrant
  NAME                  FROM REGISTRANT     FROM PORTFOLIO     AND FUND COMPLEX
  ----                  ---------------     --------------     ----------------

  Donald R. Dwight        $  963(2)          $1,617(2)             $142,500

  Samuel L. Hayes, III     1,107(3)           1,740(3)              153,750

  Norton H. Reamer         1,066              1,672                 142,500

  John L. Thorndike        1,129              1,773                 147,500

  Jack L. Treynor          1,084              1,772                 147,500


(1) The Eaton Vance fund complex consists of 212 registered investment companies or series thereof.
(2)      Includes $337 of deferred compensation.
(3)      Includes $445 of deferred compensation.


     Trustees of the Portfolio that are not affiliated with the investment adviser, BMR, may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the "Trustees' Plan"). Under the Trustees' Plan, an eligible Trustee may elect to have his deferred fees invested by the Portfolio in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Trustees under the Plan will be determined based upon the performance of such investments. Deferral of Trustees' fees in accordance with the Trustees' Plan will have a negligible effect on the Portfolio's assets, liabilities, and net income, and will not obligate the Portfolio to retain the services of any Trustee or obligate the Portfolio to pay any particular level of compensation to the Trustee. Neither the Registrant nor the Portfolio has a retirement plan for Trustees.

Item 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     (a) Not applicable


     (b) As of January 31, 1997, the Directors and officers of the Registrant, as a group, owned in the aggregate less than 1% of the outstanding shares of the Registrant. To the knowledge of the Registrant no person of record or beneficially owns 5% or more of its shares, except the following shareholders who owned of record the percentages of outstanding shares indicated after their names as of January 31, 1997: William T. Ragland, Jr., trustee for the William
T. Ragland, Jr. UTI dated 9-22-52 c/o J.W. Peddycord, Winston-Salem, NC 6.54% and Mrs. Ruby H. Bryan, Goldsboro, NC 6.25%.

Item 16. INVESTMENT ADVISORY AND OTHER SERVICES

     (a) - (d)  Registrant  incorporates  by  reference  information  concerning
investment   advisory  and  other  services   provided  to  the  Portfolio  from
"Investment  Adviser and  Administrator" in Part I of the Feeder Fund SAI.

     Prior to investing in the Portfolio, the Registrant retained Eaton Vance as investment adviser. The management fees paid by the Registrant to Eaton Vance Management for the fiscal years ended May 31, 1996 and 1995 were $429,320 and $415,321, respectively.


     (e) - (g) Not applicable


     (h) and (i) Investors Bank & Trust Company ("IBT"), 89 South Street, Boston, Massachusetts, acts as custodian for the Registrant and the Portfolio. IBT has custody of all cash and securities representing the Registrant's interest in the Portfolio, has custody of all the Portfolio's assets, maintains the general ledger of the Portfolio and the Registrant and computes the daily net asset value of interests in the Portfolio and the net asset value of shares of the Registrant. In such capacity it attends to details in connection with the sale, exchange, substitution, transfer or other dealings with the Portfolio's investments, receives and disburses all funds, and performs various other ministerial duties upon receipt of proper instructions from the Registrant and the Portfolio. IBT charges fees which are competitive within the industry. A portion of the fee relates to custody, bookkeeping and valuation services and is based upon a percentage of the Registrant's and the Portfolio's net assets and a portion of the fee relates to activity charges, primarily the number of portfolio transactions. These fees are then reduced by a credit for cash balances of the particular investment company at the custodian equal to 75% of the 91-day, U.S. Treasury Bill auction rate applied to the particular investment company's average daily collected balances for the week. Landon T. Clay, a Director of EVC and an officer, Trustee or Director of other members of the Eaton Vance organization, owns approximately 13% of the voting stock of Investors Financial Services Corp., the holding company parent of IBT. In view of Mr. Clay's interest in IBT, the Registrant is treated as a self-custodian pursuant to Rule 17f-2 under the Investment Company Act of 1940, and the Registrant's investments held by IBT as custodian's are thus subject to the additional examinations by the Registrant's independent certified public accountants as called for by such Rule. For the fiscal year ended May 31, 1996, the Registrant paid IBT $47,747. For the fiscal year ended October 31, 1996 the Registrant and the Portfolio paid IBT $4,711 and $125,097, respectively.


     Deloitte & Touche LLP, 125 Summer Street, Boston, Massachusetts are the independent certified public accountants for the Registrant and the Portfolio. As such they provide customary professional services in connection with the audit function for a management investment company, including services leading to the expression of an opinion on the financial statements in the annual report to shareholders and preparation of federal tax returns.

Item 17. BROKERAGE ALLOCATION AND OTHER PRACTICES


     Registrant incorporates by reference information concerning the brokerage practices of the Portfolio from "Portfolio Security Transactions" in Part I of the Feeder Fund SAI.

     Prior to investing in the Portfolio, the Registrant invested directly in Securities. During the Registrant's fiscal years ended May 31, 1996 and 1995, the Registrant paid brokerage commissions of $21,000 and $18,245, respectively, on portfolio security transactions. Of the total brokerage commission of $21,000 and $18,245, respectively, paid during the fiscal years ended May 31, 1996 and 1995, approximately $19,500 and $15,454, respectively, was paid in respect of portfolio security transactions aggregating approximately $10,323,400 and $6,684,989, respectively, to firms which provided some research services to Eaton Vance (although many of such firms may have been selected in any particular transaction primarily because of their execution capabilities).


Item 18.      CAPITAL STOCK AND OTHER SECURITIES

     (a) The Registrant has one class of securities, i.e., shares of common stock of the par value of $1.00 each, all of one class and all having equal voting rights. Shareholders are entitled to dividends when and as declared by the Board of Directors, and to participate equally in any liquidation or dissolution of the Registrant. Shares when issued will be fully paid and nonassessable and fully transferable. Shares have no pre-emptive, subscription or conversion rights. There are no sinking fund provisions.

     The rights of the holders of the Common Stock may be modified by a vote of the holders of not less than a majority of the outstanding voting securities (as that term is defined in the Investment Company Act of 1940).


     In accordance with the Declaration of Trust of the Portfolio, there will normally be no meetings of the investors for the purpose of electing Directors unless and until such time as less than a majority of the Trustees holding office have been elected by investors. In such an event the Trustees of the Portfolio then in office will call an investors' meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the investors in accordance with the Portfolio's Declaration of Trust, the Trustees shall continue to hold office and may appoint successor Trustees.

     The Declaration of Trust of the Portfolio provides that no person shall serve as a Trustee if investors holding two-thirds of the outstanding interest have removed him from that office either by a written declaration filed with the Portfolio's custodian or by votes cast at a meeting called for that purpose. The Declaration of Trust further provides that under certain circumstances the investors may call a meeting to remove a Trustee and that the Portfolio is required to provide assistance in communicating with investors about such a meeting.

     The Declaration of Trust of the Portfolio provides that the Portfolio will terminate 120 days after the complete withdrawal of the Registrant or any other investor in the Portfolio, unless either the remaining investors, by a majority vote at a meeting of such investors, or a majority of the Directors of the Portfolio, by written instrument consented to by a majority of its investors, agree to continue the business of the Portfolio. This provision is consistent with treatment of the Portfolio as a partnership for federal income tax purposes.


     (b) Not applicable

Item 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED


     (a) The Registrant does not offer its shares for sale.

     (b) Registrant incorporates by reference information concerning valuation of the Portfolio's assets from "Determination of Net Asset Value" in Part I of the Feeder Fund SAI.


     (c) Not applicable

Item 20. TAX STATUS


     The Registrant has met the requirements of subchapter M for the taxable year ending October 31, 1996 and intends to meet such requirements for the taxable year ending October 31, 1997. Accordingly, the Registrant intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute all of its net investment income in accordance with the timing requirements imposed by the Code, so as to avoid any federal income or excise tax on such income. The Registrant's treatment of net realized long-term capital gains is discussed below. Because the Registrant invests its assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements in order for the Registrant to satisfy them. The Portfolio will allocate at least annually among its investors, including the Registrant, each investor's distributive share of the Portfolio's net investment income and any other items of income, gain, loss, deduction or credit (other than net realized long-term capital gain which is discussed below). The Portfolio will make allocations to the Registrant in accordance with the Code and applicable regulations and will make moneys available for withdrawal at appropriate times and in sufficient amounts to enable the Registrant to satisfy the tax distribution requirements that apply to the Registrant and that must be satisfied in order to avoid federal income and/or excise tax on the Registrant. For purposes of applying the requirements of the Code regarding qualification as a RIC, the Registrant will be deemed (i) to own its proportionate share of each of the assets of the Portfolio and (ii) to be entitled to the gross income of the Portfolio attributable to such share.


     Allocated net realized long-term capital gains are normally retained by the Portfolio, and the Portfolio pays the federal tax thereon. When this is done, the shareholder includes in his personal income tax return his proportionate share of such gains (as allocated by the Portfolio to the Registrant), takes a credit for the payment of taxes thereon, and increases the tax cost basis of his shares by an amount equal to such gains less the taxes paid. Due to regulations imposed by the Internal Revenue Service the Registrant is required to distribute net realized long-term capital gains (computed on the basis of the one-year period ending on October 31 of such year) and 100% of any income from the present year that was not paid out during such year and on which the Registrant was not taxed. The Registrant therefore reserves the right to distribute such capital gains when required. Certain distributions, if declared in October, November or December and paid the following January, will be taxed to shareholders as if received on December 31 of the year in which they are declared.

     In order to avoid federal excise tax, the Code requires that the Registrant distribute (or be deemed to have distributed) by December 31 of each calendar year at least 98% of its ordinary income (not including tax-exempt income) for such year, at least 98% of the excess of its realized capital gains over its realized capital losses, generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards, and 100% of any income and capital gains from the prior year (as previously computed) that was not paid out during such year and on which the Registrant was not taxed. Further, under current law, provided that the Registrant qualifies as a RIC for federal income tax purposes and the Portfolio is treated as a partnership for Massachusetts and federal tax purposes, neither the Registrant nor the Portfolio is liable for any income, corporate excise or franchise tax in the Commonwealth of Massachusetts.

     Foreign exchange gains and losses realized by the Portfolio and allocated to the Registrant in connection with the Portfolio's investments in foreign securities and certain options, futures or forward contracts or foreign currency may be treated as ordinary income and losses under special tax rules. Certain options, futures or forward contracts of the Portfolio may be required to be marked to market (i.e., treated as if closed out) on the last day of each taxable year, and any gain or loss realized with respect to these contracts may be required to be treated as 60% long-term and 40% short-term gain or loss. Positions of the Portfolio in securities and offsetting options, swaps, futures or forward contracts may be treated as "straddles" and be subject to other special rules that may, upon allocation of the Portfolio's income, gain or loss to the Registrant, affect the amount, timing and character of the Registrant's distributions to shareholders. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investment by the Portfolio in certain "passive foreign investment companies" may be limited or a tax election may be made, if available, in order to preserve the Registrant's qualification as a RIC or avoid imposition of a tax on the Registrant.

     The Portfolio will allocate at least annually to the Registrant and its other investors their respective distributive shares of any net investment income and net capital gains (except as described above) which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's fiscal year on certain options and futures transactions that are required to be marked-to-market). Such amounts will be distributed by the Registrant to its shareholders in cash or additional shares, as they elect. Shareholders of the Registrant will be advised of the nature of the distributions.

     Certain investors in the Portfolio, including the Registrant and other RICs, have acquired interests in the Portfolio by contributing securities. Due to tax considerations, during the first five years following the contribution of securities to the Portfolio by an investor, such securities will not be distributed to any investor other than the investor who contributed those securities. Investors who acquire an interest in the Portfolio by contributing securities and who redeem that interest within five years thereafter will generally receive back one or more of the securities they contributed. In partial redemptions by such investors during this period, the Portfolio will attempt to accommodate requests to distribute initially those contributed securities and share lots with the highest cost basis.

     The Portfolio has significant holdings of highly appreciated securities that were contributed to the Portfolio by investors other than the Registrant. If such securities were to be sold, the resulting capital gain would be allocated disproportionately among the Portfolio's investors, with the result that the Registrant would not be subject to taxation on any gain arising prior to the contribution of the securities to the Portfolio. If any appreciated securities to be contributed to the Portfolio by the Registrant are sold, the resulting capital gain would be allocated to the Registrant.


     Any loss realized upon the redemption or exchange of shares with a tax holding period of 6 months or less will be treated as a long-term capital loss to the extent of any distribution of net long-term capital gains with respect to such shares. All or a portion of a loss realized upon a taxable disposition of Registrant shares may be disallowed under "wash sale" rules if other shares of the Registrant are purchased (whether through reinvestment or dividends or otherwise) within 30 days before or after the disposition. Any disallowed loss will result in an adjustment to the shareholder's tax basis in some or all of the other shares acquired.

     The Registrant will not be subject to Massachusetts income, corporate excise or franchise taxation as long as it qualifies as a RIC under the Code.


     Amounts paid by the Registrant to individuals and certain other shareholders who have not provided the Registrant with their correct taxpayer identification number and certain required certifications, as well as shareholders with respect to whom the Registrant has received notification from the Internal Revenue Service or a broker, may be subject to "backup" withholding of federal income tax from the Registrant's taxable dividends and distributions and the proceeds of redemptions (including repurchases and exchanges) at a rate of 31%. An individual's taxpayer identification number is generally his or her social security number.

     Non-resident alien individuals, foreign corporations and certain other foreign entities generally will be subject to a U.S. withholding tax at a rate of 30% on the Registrant's distributions from its ordinary income and the excess of its net short-term capital gain over its net long-term capital loss, unless the tax is reduced or eliminated by an applicable tax treaty. Distributions from the excess of the Registrant's net long-term capital gain over its net short-term capital loss received by such shareholders and any gain from the sale or other disposition of shares of the Registrant generally will not be subject to U.S. Federal income taxation, provided that non-resident alien status has been certified by the shareholder. Different U.S. tax consequences may result if the shareholder is engaged in a trade or business in the United States, is present in the United States for a sufficient period of time during a taxable year to be treated as a U.S. resident, or fails to provide any required certifications regarding status as a non-resident alien investor. Foreign shareholders should consult their tax advisers regarding the U.S. and foreign tax consequences of an investment in the Registrant.

     Shareholders should consult their own tax advisers with respect to these or other special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Registrant.

     The foregoing discussion does not describe many of the tax rules applicable to IRAs nor does it address the special tax rules applicable to certain other classes of investors, such as other retirement plans, tax-exempt entities, insurance companies and financial institutions. Shareholders should consult their own tax advisers with respect to these or other special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Registrant.


Item 21. UNDERWRITERS

     Not applicable because Registrant does not make a continuous offering of Registrants shares.

Item 22. CALCULATION OF PERFORMANCE DATA

     Not applicable

Item 23. FINANCIAL STATEMENTS


     Registrant incorporates by reference the audited financial information for the Registrant and the Portfolio contained in the Registrant's shareholder report for the fiscal year ended October 31, 1996 as previously filed electronically with the Commission on January 3, 1997 (Accession Number 0000950156-97-000026).

                                     PART C

                                OTHER INFORMATION

Item 24. FINANCIAL STATEMENTS AND EXHIBITS

(a)      THE FOLLOWING FINANCIAL STATEMENTS ARE INCORPORATED BY
         REFERENCE TO THE REPORT TO SHAREHOLDERS OF DIVERSIFICATION FUND, INC. DATED OCTOBER 31, 1996 (ACCESSION NO.
         0000950156-97-000026):

                     Portfolio of Investments
                     Statement of Assets and Liabilities
                     Statement of Operations
                     Statement of Changes In Net Assets
                     Financial Highlights For the last Five Years Ended Notes to Financial Statements
                     Independent Auditor's Report

(b)      Exhibits:

 (1)   (a)   Articles of Organization incorporating all amendments
             through August 16, 1983 and currently in effect filed as Exhibit
             (1)(a) to Amendment No. 20 on September 26, 1996 and incorporated herein by reference.

       (b)   Articles of Amendment dated March 29, 1996 filed as Exhibit
             (1)(b) to Amendment No. 20 on September 26, 1996 and incorporated herein by reference.

 (2)   (a)   By-Laws incorporating all amendments through August 16,
             1983 and currently in effect filed as Exhibit (2)(a) to Post-Effective Amendment No. 19 to the Registration
             Statement on September 29, 1995 and incorporated herein by reference.

       (b) Amendment to By-Laws dated September 21, 1995 filed as Exhibit (2)(b) to Amendment No. 20 on September 26, 1996 and incorporated herein by reference.

       (c)   Amendment to By-Laws dated March 15, 1996 filed as Exhibit
             (2)(c) to Amendment No. 20 on September 26, 1996 and incorporated herein by reference.

 (3)         Not Applicable

 (4)         Not Applicable

(5)          Not Applicable

(6)          Not Applicable

(7) The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Directors. See in the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1,
             1994).

(8)    (a)   Custodian Agreement dated December 17, 1990 filed as
             Exhibit (8)(a) to Amendment No. 20 on September 26, 1996 and incorporated herein by reference.

(8)     (b)  Amendment to Custodian Agreement dated October 23,
             1995 filed as Exhibit (8)(b) to Amendment No. 20 on
             September 26, 1996 and incorporated herein by reference.

(9)           Administrative Services Agreement with Eaton Vance
              Management dated June 3, 1996, filed as Exhibit (9) to Amendment No. 20 on September 26, 1996 and incorporated herein by reference.

(10)          Not Applicable

(11)          Not Applicable

(12)          Not Applicable

(13)          Not Applicable

(14)          Not Applicable

(15)          Not Applicable

(16)          Not Applicable

Item 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     Not Applicable

Item 26. NUMBER OF HOLDERS OF SECURITIES

                      (1)                              (2)

                                                   Number of Record
                  TITLE OF CLASS                       HOLDERS
                  --------------                       -------

                  Capital Stock                          306
                  $1.00 Par Value              as of January 31, 1997

Item 27. INDEMNIFICATION

     Registrant's Articles of Organization contain the following provision with respect to indemnification of Directors and officers:

     (a) Subject to the exceptions and limitations contained in paragraph (b), below:

          (i)every person who is, or has been, a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a director or officer and against amounts paid or incurred by him in the settlement thereof;

          (ii) the words 'claim', 'action', 'suit', or 'proceeding' shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, whether or not based on any act or omission antedating adoption of this Article XIV; and words 'liability' and 'expenses' shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b) No indemnification shall be provided hereunder to a director or officer:

          (i)against any liability to the Corporation or its shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

          (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation;

          (iii) in the event of a settlement unless there has been a determination that such director or officer did not engage in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

               (A) by the court or other body approving the settlement; or

               (B) by vote of a majority of the outstanding shares of the Corporation not including any shares owned by any affiliated person (as defined in Section 2 (a) (3) of the Investment Company Act of
          1940) of the Corporation; or

               (C) by vote of two-thirds (2/3) of those members of the Board of Directors of the Corporation, constituting at least a majority of such Board, who are not themselves involved in the claim, action, suit or proceeding; or

               (D) by written opinion of independent counsel,

          provided,  however,  that any  shareholder  may, by  appropriate legal
          proceedings,   challenge  any  such  determination  by  the  Board  of
          Directors, or by independent counsel.

     (c) The rights of indemnification herein provided may be insured against by policies maintained by the Corporation, shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

     (d) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this
Article XIV may be advanced by the Corporation prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient, guaranteed by a surety bond issued by an insurance company qualified to do business in the Commonwealth of Massachusetts, to repay such amount if it is ultimately determined that he is not entitled to indemnification under this
Article XIV."

     The Massachusetts Business Corporation Laws Section 67 "Indemnification of officers and directors", of Chapter 156B of the General Laws of Massachusetts) provides as follows:

     "Indemnification of directors and officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization no longer serves with respect to any such employee benefit plan.

     No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

     A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability."

     So long as the position of the Division of Investment Management of the Securities and Exchange Commission with respect to indemnification of officers and directors as set forth in Release No. IC-11330 dated September 2, 1980 remains in effect, the Registrant undertakes that it will not indemnify any such officer or director pursuant to clause (B) or (C) of Paragraph (b) (iii) of
Article XIV of the Registrant's Articles of Organization in the absence of written determination by independent legal counsel that the person being indemnified was not liable to the Registrant or its shareholders by reason of disabling conduct, unless in the opinion of its counsel the matter has been settled by controlling precedent.

     Registrant's Directors and officers are insured under a standard mutual fund errors and omissions insurance policy covering loss incurred by reason of negligent errors and omissions committed in their capacities as such.

Item 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     Registrant incorporates herein by reference the information set forth under the caption "Investment Adviser and Administrator" from Part I of the Feeder Fund's SAI.

Item 29.  PRINCIPAL UNDERWRITERS

     Not applicable because Registrant does not make a continuous offering of its shares.

Item 30.          LOCATION OF ACCOUNTS AND RECORDS

     All applicable accounts, books, and documents required to be maintained by Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 89 South Street, Boston, MA 02110, and the Registrant's transfer agent, First Data Investor Services Group, 4400 Computer Drive, Westborough, Massachusetts 01581-5120, with the exception of certain corporate documents and portfolio trading documents as prescribed and listed in Rules 31a-1(b), (4), (5), (6), (7), (9), (10), and (11) which are in the possession and custody of the Registrant's Treasurer at 24 Federal Street, Boston, Massachusetts 02110. Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Portfolio's investment adviser, BMR, 24 Federal Street, Boston, Massachusetts 02110.

Item 31. MANAGEMENT SERVICES

     Not Applicable

Item 32. UNDERTAKINGS

     Not Applicable

                                    SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts, on the 28th day of February, 1997.



                           DIVERSIFICATION FUND, INC.



                            By /S/ JAMES L. O'CONNOR
                            -----------------------------------
                            James L. O'Connor, Treasurer

                                  EXHIBIT INDEX


The following exhibits are filed as part of this Registration Statement.




EXHIBIT NO.          DESCRIPTION